Exhibit 16.1

Audit ● Tax ● Advisory
December 23, 2010	Grant Thornton LLP
60 Broad Street, 24th Floor
New York, NY 10004-2306

T 212.422.1000
F 212.422.0144
www.GrantThornton.com

Re:    Brooklyn Federal Bancorp, Inc.
File No. 000-51208

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Brooklyn Federal Bancorp, Inc. dated December 20, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

       Grant Thornton LLP
       U.S. member firm of Grant Thornton International Ltd